UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 9, 2018

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(606) 637-3740
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Section 2 – Financial Information

Item 2.03    Creation of a Direct Financial Obligation

On May 9, 2018, American Resources Corporation’s wholly-owned subsidiary, Quest Energy Inc. (Quest Energy), entered into a financing transaction with ENECo, Inc., an Ohio corporation based in Columbus, Ohio (“ENECo”). Specifically, Quest Energy entered into a secured promissory note with ENECo, in the amount of $1,000,000.00 (the “Note”). The Note holds no interest and is secured by the assets of Quest Energy. The Note secures Quest Energy’s obligation to repurchase certain equipment from ENECo pursuant to the terms of Bill of Sale between Quest Energy and ENECo. The Note matures upon the earlier of: (i) the date of any (a) equity raise by Quest Energy or (b) debt or other financing by Quest Energy or (ii) September 24, 2018.

Simultaneously, Quest Energy entered into a Bill of Sale with ENECo, whereby Quest Energy sold to ENECo certain equipment purchased from an unrelated third party, along with other owned equipment, with the obligation to repurchase said equipment from ENECo for the total purchase price of $1,000,000.00, payable in four equal monthly installments of $250,000.00 payable on the fifteen day of each consecutive calendar month commencing on June 15, 2018, with final payment due to ENECo on September 15, 2018. Quest Energy shall have the right to use the equipment until such time as the Purchase Price has been paid in full to ENECo, for a monthly fee of $30,000.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description
99.1	Secured Promissory Note
99.2	Security Agreement
99.3	Pledge Agreement
99.4	Guaranty Agreement
99.5	Bill of Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: May 15, 2018	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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